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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of First Capital, Inc. on Form S-4 of our report dated January 30, 2002, relating to the consolidated financial statements of Hometown Bancshares, Inc. and Subsidiary appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus.


/s/ Monroe Shine & Co., Inc.

Monroe Shine & Co., Inc.
New Albany, Indiana

January 27, 2003